Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Announces First Quarter 2009 Results

Alpharetta, GA – July 10, 2008—Cellu Tissue Holdings, Inc. (the “Company” or “Cellu Tissue”), an established leader in the manufacturing of high-quality business-to-business and consumer tissue grades used in health care and consumer products worldwide, today announced financial results for the first quarter ended May 29, 2008.

First Quarter Fiscal Year 2009 Operating Results

Net sales for the first quarter ended May 29, 2008 totaled $111.5 million compared to $103.2 million for the comparable period in the prior year, an increase of $8.3 million, or 8.0%.  For the first quarter ended May 29, 2008, the Company sold 77,449 tons of tissue hard rolls, machine-glazed paper hard rolls and converted paper products.  This is a decrease of 656 tons, or less than 1%, from the comparable period in the prior year.   The increase in net sales was attributable to an increase in net selling price per ton to $1,440 for the first quarter ended May 29, 2008 compared to $1,321 for the comparable period in the prior year.  Net sales within the tissue segment for the first quarter ended May 29, 2008 totaled $83.7 million, an increase of 7.8%, from $77.7 million for the comparable period in the prior year.  Net sales within the machine-glazed paper segment for the first quarter ended May 29, 2008 totaled $27.8 million, an increase of 8.9%, from $25.5 million for the comparable period in the prior year.  These increases are attributable to increases in net selling price per ton.

For the first quarter ended May 29, 2008, Cellu Tissue reported gross profit of $12.2 million, or 10.9% of net sales, compared to $8.3 million, or 8.0%, for the comparable period in the prior year.  The increase in gross profit was primarily attributable to the increase in net selling price per ton and improvements in productivity, which more than offset increases in net pulp cost and net energy cost per ton.

Income from operations for the first quarter ended May 29, 2008 was $6.9 million compared to $3.6 million for the comparable period in the prior year.  Income from operations in the tissue segment for the first quarter ended May 29, 2008 was $6.4 million compared to income of $4.1 million for the first quarter in the prior year.   Income from operations in the machine-glazed paper segment for the first quarter ended May 29, 2008 was $.5 million compared to a loss of $.5 million for the first quarter in the prior year.

For the first quarter ended May 29, 2008, the Company reported pretax income of $1.9 million compared to a pretax loss of $1.7 million for the comparable period in the prior year.   For the first quarter ended May 29, 2008, the Company reported net income of

$1.2 million compared to a net loss of $1.1 million for the comparable period in the prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter ended May 29, 2008 totaled $12.5 million, compared to $10.0 million for the comparable period in the prior year.

Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue, commented:  “We are very pleased with our favorable financial results for the first quarter despite continued increases in pulp and energy costs.  We are also excited about our recent acquisition of Atlantic Paper & Foil’s manufacturing operations.”

Notice Relating to the Use of Non-GAAP Measures

Attached to this press release are tables setting forth our unaudited consolidated statements of operations, financial position, selected consolidated financial data including information concerning our cash flow position, selected consolidated segment data, and reconciliations of consolidated net income from operations to consolidated EBITDA.   EBITDA is not a measure of performance under U.S. generally accepted accounting principles and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow data prepared in accordance with generally accepted accounting principles.  We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including our ability to service debt.

Cellu Tissue’s management invites you to listen to our conference call on July 11, 2008 at 10 a.m. ET regarding first quarter fiscal year 2009 financial results.  The dial-in number is (800) 230-1766 or International (612) 332-0107; participant code 935338.  A taped replay of the conference call will be available after 12:00 p.m. July 11, 2008 until July 25, 2008.  The number to call for the taped replay is (800) 475-6701 or International (320) 365-3844, access code 935338.

Cellu Tissue Holdings, Inc. is a manufacturer of a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps.  In addition, the Company produces a variety of converted tissue products.  Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

For more information, contact Cellu Tissue Holdings, Inc. at www.cellutissue.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended including statements regarding the effects of the acquisition.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements included in this document are based upon information available to Cellu Tissue as of the date hereof, and Cellu Tissue assumes no obligation to update any such forward-looking statement. Cellu Tissue cautions you that any forward looking information is based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.   Factors that may affect the business or financial results of Cellu Tissue are described in Cellu Tissue’s filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended February 29, 2008.

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars, in thousands)

	Three Months Ended
	May 29	May 31
	2008	2007

Net sales	$111,496	$103,201
Cost of goods sold	99,344	94,909
Gross profit	12,152	8,292

Selling, general and administrative expenses	4,960	4,483
Terminated acquisition-related transaction costs	75	—
Stock and related compensation expense	219	233
Income from operations	6,898	3,576

Interest expense, net	4,980	5,019
Foreign currency (gain) loss	(43)	324
Other expense (income)	29	(42)
Income (loss) before income tax	1,932	(1,725)

Income tax expense (benefit)	715	(615)
Net income (loss)	$1,217	$(1,110)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars, in thousands)

	May 29	February 29
	2008	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,625	$883
Receivables, net	52,198	44,543
Inventories	34,900	33,997
Prepaid expenses and other current assets	3,006	3,746
Income tax receivable	143	177
Deferred income taxes	6,216	7,157
TOTAL CURRENT ASSETS	98,088	90,503
PROPERTY, PLANT AND EQUIPMENT, NET	293,302	296,598
GOODWILL	6,970	6,970
TRADEMARKS	8,750	8,750
OTHER ASSETS	1,516	1,491
TOTAL ASSETS	$408,626	$404,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$18,000	$9,800
Accounts payable	22,002	24,056
Accrued expenses	21,352	18,860
Accrued interest	3,765	8,254
Other current liabilities	15,000	15,000
Current portion of long-term debt	760	760
TOTAL CURRENT LIABILITIES	80,879	76,730
LONG-TERM DEBT, LESS CURRENT PORTION	197,862	198,087
DEFERRED INCOME TAXES	61,232	62,008
OTHER LIABILITIES	20,136	20,149
STOCKHOLDERS’ EQUITY	48,517	47,338
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$408,626	$404,312

CELLU TISSUE HOLDINGS, INC.

SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY (Unaudited)

(Dollars, in thousands)

	Three Months Ended
	May 29	May 31
	2008	2007

OPERATING ACTIVITIES
Net income (loss)	$1,217	$(1,110)
Stock based compensation	219	196
Deferred income taxes	165	(1,217)
Accretion of debt discount	155	151
Depreciation and amortization	5,598	6,678
Changes in working capital	(11,835)	(2,205)
Net cash (used in) provided by operating activities	(4,481)	2,493

INVESTING ACTIVITIES
Cash paid for acquisition, net of cash received	—	(43,344)
Capital expenditures	(2,475)	(2,646)
Other	(145)	384
Net cash used in investing activities	(2,620)	(45,606)

FINANCING ACTIVITIES
Payments of long-term debt	(380)	—
Borrowings on revolving line of credit, net	8,200	14,400
Proceeds from bond offering	—	20,000
Net cash provided by financing activities	7,820	34,400

Effect of foreign currency	23	439

Net increase (decrease) in cash and cash equivalents	742	(8,274)
Cash and cash equivalents at beginning of period	883	16,261
Cash and cash equivalents at end of period	$1,625	$7,987

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION (Unaudited)

(Dollars, in thousands)

BUSINESS SEGMENTS

	Three Months Ended
	May 29	May 31
	2008	2007
NET SALES:
Tissue	$83,659	$77,636
Machine-Glazed Paper	27,837	25,565
Consolidated	$111,496	$103,201

INCOME (LOSS) FROM OPERATIONS:
Tissue	$6,351	$4,083
Machine-Glazed Paper	547	(507)
Consolidated	$6,898	$3,576

CELLU TISSUE HOLDINGS, INC,

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA

(Unaudited) (Dollars, in thousands)

	Three Months Ended
	May 29	May 31
	2008	2007

NET INCOME (LOSS)	$1,217	$(1,110)
Add back:
Depreciation	5,598	6,678
Interest expense	4,994	5,039
Income tax expense (benefit)	715	(615)
EBITDA	$12,524	$9,992